  As filed with the Securities and Exchange Commission on December 12, 2005

                                                   Registration No. ________
============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ---------

                                  FORM S-3
                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933

                                 ---------
                           THE LACLEDE GROUP, INC.
           (Exact name of Registrant as specified in its charter)

                Missouri                             74-2976504
        (State of Incorporation)         (I.R.S. Employer Identification No.)


                       M. C. Kullman or M. C. Darrell
                           The Laclede Group, Inc.
                 720 Olive Street, St. Louis, Missouri 63101
                                314-342-0500
             (Address, including zip code, and telephone number,
               including area code, of registrant's principal
                  executive offices and agent for service)





APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


============================================================================

                                          CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED(1)          PER SHARE            PRICE (2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $l.00
  Par Value                            600,000               $29.74             $17,844,000             $1,910

(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under The Laclede Group's Dividend Reinvestment and Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction. Such common stock includes the attached preferred stock purchase rights.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on The New York Stock Exchange on December 5, 2005 (within 5 business days prior to filing this registration statement).

PROSPECTUS


                        THE LACLEDE GROUP, INC. LOGO
                  COMMON STOCK (PAR VALUE $1.00 PER SHARE)
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         This prospectus describes The Laclede Group Dividend Reinvestment and Stock Purchase Plan. The Plan provides the Company's shareholders with a convenient method of investing in our common stock. Participants in the Plan may:

         o    Reinvest all or part of your cash dividends on our common
              stock in additional shares of our common stock; and
         o    Purchase additional shares of our common stock by making
              optional cash payments.

         Shares of common stock will be purchased either directly from The Laclede Group or in market transactions. If the shares are purchased directly from us, the price will be the average of the high and low sales prices for shares of our common stock reported by The New York Stock Exchange on the applicable purchase date, or, if no trading occurs in shares of common stock on the applicable purchase date, the first trading day immediately preceding the purchase date for which trades are reported. If the shares are purchased in market transactions, the price will be the weighted average purchase price of all shares purchased for the applicable purchase date.

         We pay all fees and brokerage commissions for reinvesting dividends and purchasing additional shares of common stock through optional cash payments. There are, however, fees and brokerage commissions charged for using other Plan services, including if you sell shares of common stock from the Plan.

         If you are currently participating in the Plan, you will remain enrolled in the Plan and you do not have to take any action unless you wish to terminate your participation or change your elections in the Plan. If you are not a participant in the Plan, you may become one, if eligible, by completing an enrollment and authorization form and returning it to the Plan's administrator, UMB Bank, n.a., Securities Transfer Division, P.O. Box 419064, Kansas City, Missouri 64141-0064. You can request an enrollment and authorization form by calling 1-800-884-4225, Monday through Friday from 8:00 a.m. to 4:30 p.m., central time. If you do not wish to participate in the Plan, you will continue to receive cash dividends, as declared in the usual manner.

         We have registered 600,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference. Investing in common stock involves risks. See the next page for more discussion of risks.

         Our common stock is listed on The New York Stock Exchange under the symbol "LG."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
       OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------

              The date of this Prospectus is December 12, 2005.

                              TABLE OF CONTENTS

                                                                     Page
                                                                     ----
Where You Can Find More Information..................................  2
The Company..........................................................  2
Use of Proceeds......................................................  3
Description of The Laclede Group Dividend Reinvestment and Stock.....  3
Indemnification...................................................... 14
Validity of The Laclede Group Common Stock........................... 15
Experts.............................................................. 15

                            ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. It does not include all of the information in the registration statement and provides you with a general description of the securities offered and the Plan. The registration statement containing this prospectus, including exhibits, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC website or at the SEC offices mentioned below. When acquiring securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not offering these securities in any jurisdiction where the offer is prohibited. You should assume that the information in this prospectus or incorporated by reference, is accurate as of the date of those documents only. Our business, financial conditions, and results of operations described in those documents may have changed since those dates.

                FORWARD LOOKING INFORMATION AND RISK FACTORS

         As with other investments, the value of any securities obtained through the Plan remain subject to market fluctuations with the risk of profit or loss on the investment. Future operating results may be affected by various uncertainties and risk factors, many of which are beyond our control, including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. Also, this prospectus contains or incorporates some forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by the use of such terms as "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," and similar expressions. You should not place undue reliance on the forward-looking statements as they speak only as of the date made. For a more complete description of these uncertainties and risk factors, see our most recently filed Forms 10-K and 10-Q.

                     WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these materials we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, and later information that we file with the SEC prior to termination of the offering that will automatically update that information as well as information in this prospectus. These documents contain important information about us and our finances.

         o Annual Report on Form 10-K for the year ended September 30, 2005.
         o Current reports on Form 8-K filed on October 27, 2005, November 1, 2005, and November 18, 2005.
         o Description of Common Stock in Registration Statement on Form 8-A effective October 1, 2001.
         o Description of Preferred Share Purchase Rights in Registration Statement on Form 8-A effective October 1, 2001.

         You may request a copy of any of these filings, at no cost, by writing or telephoning us at: The Laclede Group, Inc., Corporate Secretary's Office, 720 Olive Street, Room 1517, St. Louis, MO 63101, telephone number 314-342-0873. We maintain our Internet website at www.thelacledegroup.com.

                                 THE COMPANY

         The Laclede Group, Inc., a Missouri corporation, is an exempt public utility holding company committed to providing reliable natural gas service through its regulated core utility operations while developing a presence in non-regulated activities that provide opportunities for sustainable growth. Its primary subsidiary is Laclede Gas Company, the largest natural gas distribution utility in Missouri, serving more than 630,000 residential, commercial and industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri. Its primary non-regulated activities include SM&P Utility Resources, Inc., a major underground facilities locating and marking service business, headquartered in Carmel, Indiana, and Laclede Energy Resources, Inc., a natural gas marketer located in St. Louis, Missouri. SM&P locators mark the placement of underground facilities for providers of telephone, natural gas, electric, water, cable TV and fiber optic service so that construction work can be performed without damaging buried facilities. Laclede Energy Resources is engaged in non-regulated efforts to market natural gas to both on-system utility transportation customers and customers outside of Laclede Gas traditional service area and related activities.

         The business of Laclede Gas Company is subject to seasonal fluctuations with the peak period occurring in the winter season. The operations of SM&P are counter-seasonal to those of Laclede Gas and are impacted by construction trends. SM&P's revenues are dependent on a limited number of customers, primarily in the utility and telecommunications sector, with contracts that may be terminated on as short as 30 days' notice.

         The principal office of The Laclede Group, Inc. is at 720 Olive Street, St. Louis, Missouri 63101 (telephone 314-342-0500).

                               USE OF PROCEEDS

         We plan to use the net proceeds from any sale by us of newly issued or treasury shares of common stock under the Plan for general corporate purposes, including investments in our subsidiaries and repayment of borrowings used to finance the capital expenditures and operations of our subsidiaries. We may also use the net proceeds for other purposes if we find it necessary. If we do not use the net proceeds immediately, we will temporarily invest them in short-term interest-bearing obligations.

                           DESCRIPTION OF THE PLAN

         The provisions of the Plan in effect on and after the date hereof are presented in the following questions and answers. If you are not a participant in the Plan, you will continue to receive cash dividends, as declared, in the usual manner.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

         The Plan offers you a convenient and economical method of increasing your ownership of our common stock by reinvesting cash dividends and making optional cash payments without paying any brokerage commissions or service fees. To the extent that shares are purchased from us, we will receive funds that will be used for investment in assets or for other general corporate purposes. To the extent shares are purchased in market transactions, we will not receive any additional fees.

2. WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PLAN?

         Participants in the Plan may:

         o Reinvest automatically all or part of their common stock cash dividends as well as dividends on shares of common stock held by them in the Plan, in additional shares of stock.

         o Invest additional cash, ranging from a minimum of $100 per transaction to a maximum of $30,000 per year per participant in shares of common stock by submitting payments by check.
         o Avoid commissions or service charges in connection with purchases of common stock under the Plan. (See question 10 regarding costs in connection with participation under the Plan.)
         o Invest the full amount of dividends and optional cash payments since fractional share interests may be held in the Plan.
         o Avoid safekeeping costs through the free custodian service provisions of the Plan.

DISADVANTAGES

3. WHAT ARE THE DISADVANTAGES OF THE PLAN?

         o You will be treated as receiving dividend income on the dividend payment date for federal income tax purposes; such dividend will generally give rise to a tax liability even though no cash was actually paid to you.
         o No interest will be paid on optional cash payments, pending investment or return.
         o If you send in a payment for an optional cash purchase, the price of the common stock may go up or down before the purchase is made.
         o If you sell any shares of common stock held in your plan account through the Plan, you will not be able to direct the time or price at which the Plan administrator arranges for your sale, and the price of the common stock may go down before the sale is made.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN?

         UMB Bank, n.a., acts as the Plan agent and performs certain bookkeeping and similar administrative functions in connection with the Plan, including keeping records and sending statements of accounts to participants. If the agent resigns, we will appoint another agent. You should send all communications regarding the Plan agent as follows:

                      UMB Bank, n.a.
                      P.O.Box 419064
                      Kansas City, Missouri 64141-0064
                      1-800-884-4225

PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

         All holders of record of our common stock are eligible to participate in the Plan. You are a shareholder of record if your common stock is registered in your name, including if you hold your shares in book-entry form through the direct registration system, rather than in the name of a broker, bank or other nominee. If you beneficially own shares held in the name of a nominee and you wish to participate in the Plan, you must become an owner of record by having the number of shares you wish to enroll in the Plan transferred to your name.

         You may participate with respect to less than all of your shares of stock. You cannot assign your right to participate in the Plan to another person.

         If you are not a United States resident, you may participate in the Plan, provided there are not any laws or regulations that may restrict or prohibit you from participation in the Plan. We reserve the right to terminate participation of any shareholder if it is deemed advisable under any foreign laws or regulations.

         The Plan is intended for the benefit of our shareholders and not for persons or entities who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of our common stock. Notwithstanding anything in the Plan to the contrary, we reserve the right, as determined in our sole discretion, to exclude from participation in the Plan at anytime any persons or entities.

6. HOW DO YOU ENROLL IN THE PLAN?

         If you are eligible to participate in the Plan, you may join the Plan by completing the shareholder authorization form and returning it to the agent. You may obtain the form by contacting UMB at the above address.

7. WHEN CAN YOU JOIN THE PLAN?

         Eligible shareholders may join the Plan at any time. Participants may also change their dividend reinvestment elections at anytime.

         If you are enrolling for dividend reinvestment and the Plan agent receives your authorization form on or before the record date for the next dividend, it will invest the amount of that dividend in additional shares of common stock.

         If your authorization form is received after the record date but before the payment date for a dividend, the dividend will be paid to you in cash and the dividend reinvestment will not start until payment of the following dividend.

         If you are enrolling to make an optional cash purchase and the agent receives your optional cash payment at least one business day before a purchase date, it will invest your payment in additional shares of our common stock on the purchase date. Otherwise, your purchases will start with the next purchase date.

8. WHEN ARE THE DIVIDEND PAYMENT DATES, RECORD DATES AND PURCHASE DATES:

         Our dividend payment dates and record dates typically are as follows:

              Dividend Payment Date                       Related Record Date
              ---------------------                       -------------------
         First business day of January, April,      11th of December, March, June and
           July and October                           September

         Purchase dates are the first trading day of a month. If the NYSE is not open on that date, the purchase date will be the next day the NYSE is open.

9. WHAT DOES AN AUTHORIZATION FORM AUTHORIZE?

         For eligible participants, the authorization form allows you to select a method of participation. You may participate in the Plan by selecting one of the following options:

         (a) Full dividend reinvestment. This election will automatically reinvest dividends on all shares of our common stock held by you, whether held in the Plan or of record.

         (b) Partial dividend reinvestment. This election will automatically reinvest dividends on the number of shares you designate. Dividend on other shares registered in your name and held outside the Plan are paid to you in cash.

         (c) Optional cash payments. All participants may make this election to make optional cash payments to purchase additional shares of common stock.

The minimum for any optional cash payment is $100 per transaction and the maximum for cash payments is an aggregate of $30,000 per year. The authorization form also authorizes the agent to receive dividends on the shares enrolled in or purchased through the Plan and to apply the dividends to purchase more shares of common stock in accordance with the terms and conditions of the Plan.

COSTS

10. WHAT ARE THE COSTS TO PARTICIPATE IN THE PLAN?

         We will pay all fees, commissions and expenses in connection with the purchase of our shares of common stock under the Plan. We will also pay all costs of administering the Plan, except when you sell or withdraw any shares held in the Plan. When you sell any shares under the Plan or terminate participation in the Plan that results in the liquidation of a fractional share, your proceeds will be reduced by the agent's administrative charge and any applicable brokerage commission. The administrative charge may change from time to time, but as of the date of this prospectus it is $10.00. In addition, the agent reserves the right to impose a charge for any additional services requested by a participant.

PURCHASES

11. HOW ARE SHARES OF COMMON STOCK PURCHASED?

         At our sole discretion, shares purchased under the Plan may be purchased

         (i) directly from us, or

         (ii) in market transactions, which are transactions on any securities exchange where the shares are traded, in the over-the-counter market, or in negotiated transactions. Market transactions may be on such terms as to price, delivery and otherwise as an agent, who UMB will appoint to act for you, may determine. Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

12. WHAT IS THE PRICE OF THE SHARES PURCHASED UNDER THE PLAN?

         If the shares are purchased from us, the price per share will be the average of the high and low sales price for the common stock on the relevant purchase date as shown by The New York Stock Exchange report of composite transactions.

         If shares are purchased in market transactions, the price per share will be the weighted average cost per share of all shares so purchased for the relevant purchase date.

13. HOW MANY SHARES OF THE LACLEDE GROUP COMMON STOCK WILL YOU PURCHASE?

         The number of shares you purchase depends on the amount of your dividend (after deducting any required income tax withholding) on shares that you designate to participate in the Plan, any optional cash payments you make, and the price of the shares purchased. Your account will be credited with that number of shares, including partial shares reported to three decimal points, equal to the total amount of your reinvested dividends plus the total amount of your optional cash payment (if an optional cash payment is made), divided by the purchase price of our common stock.

OPTIONAL CASH PAYMENTS

14. HOW DO OPTIONAL CASH PAYMENTS WORK?

         If you are a shareholder of record, you may make any number of optional cash payments, but payments may not be less than $100 per investment nor aggregate more than $30,000 per year. The same amount of money need not be sent each time.

         You may make an optional cash payment when enrolling by enclosing with the authorization form a check or money order payable to UMB Bank, n.a., the agent. You may also make an optional cash payment by using the remittance form attached to your account statement from the agent.

         Shares will be purchased using the optional cash payments on the next purchase date, for shares purchased directly from us. If the agent purchases shares in market transactions, investments will be made promptly and in no event later than the last day of the month. (See question 12 for information on the price at which the shares are purchased.)

         If the agent receives an optional cash payment on or after a purchase date, the agent will hold the payment until the next purchase date. You will not be paid any interest on cash payments. We suggest that you send optional cash payments to the agent at least ten business days before the first of a month.

DIVIDENDS

15. WHAT WILL HAPPEN TO MY DIVIDENDS?

         If you elect to reinvest dividends, the agent will invest the dollar amount of the dividends in our common stock for your account instead of sending the dividends to you. Once you own or have enrolled shares through the Plan, all cash dividends on your shares held through the Plan are automatically reinvested in additional shares of our common stock.

16. WHEN WILL DIVIDENDS BE REINVESTED?

         Shares acquired directly from us will be invested as of the close of business on the dividend payment date. Shares acquired in market transactions will be promptly purchased during the month beginning with the dividend payment date and ending no later than the last trading day of that month. The timing and conditions of purchases of shares acquired in market transactions are under the sole control of the agent. (See question 12 for information on the price of common stock in which dividends are reinvested.)

17. DOES THE PLAN PERMIT PARTIAL DIVIDEND REINVESTMENT?

         Yes, partial reinvestment is available. If you are a record holder of our stock, you can elect to have dividends on all or any number of whole shares reinvested under the Plan by

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

indicating the number of shares on the enrollment and authorization form. However, dividends on all of the shares obtained through dividend reinvestment will be reinvested.

18. WHAT HAPPENS IF YOUR DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?

         If your dividends are subject to United States income tax withholding, the agent will first deduct as necessary for any tax withholding and then apply the net amount of your dividend to the purchase of our shares of common stock.

STATEMENTS

19. WHAT COMMUNICATIONS WILL YOU RECEIVE?

         You will receive at least a quarterly statement of your account. If you make an optional cash payment, you will receive an updated statement after your optional cash payment is invested.

         In addition, you will receive from us or the agent copies of the same communications sent to every holder of our common stock, including our annual report to shareholders, notice of annual meeting of shareholders and proxy statement, and IRS information reporting dividends paid (Form 1099-DIV).

         YOU SHOULD KEEP YOUR STATEMENTS FOR INCOME TAX PURPOSES SINCE THE STATEMENTS PROVIDE INFORMATION REGARDING THE COST BASIS OF SHARES THAT YOU PURCHASE THROUGH THE PLAN. YOU WILL NEED THIS INFORMATION WHEN YOU SELL OR TRANSFER THE SHARES IN A TAXABLE TRANSACTION. (SEE QUESTION 34.)

CERTIFICATES

20. ARE CERTIFICATES ISSUED FOR SHARES PURCHASED?

         Shares held in the Plan will be registered in the name of the agent or its nominee. Accordingly, you will not receive certificates for shares of common stock purchased under the Plan. Your statement of account will show the number of shares credited to your account under the Plan. This convenience protects against loss, theft or destruction of stock certificates.

         If you make a written request that a certificate be issued, the agent will issue to you a certificate for any number of whole shares credited to your account under the Plan. You may also request that any number of whole shares credited to your account be issued to you in book-entry form through the direct registration system. You can obtain information about direct registration at any time by written request to the agent or by calling 1-800-884-4225. The shares evidenced by the certificate or book-entry will continue to participate in the Plan, unless you indicate otherwise.

         The agent will not issue certificates for fractional of share interests under any circumstances.

21. DOES THE PLAN PROVIDE FOR SAFEKEEPING OF CERTIFICATES?

         You may at any time deposit certificates for shares of stock you hold of record. Shares deposited will be credited to your account under the Plan. Thereafter, dividends on those shares will be reinvested until you sell, transfer or withdraw the shares from the Plan.

         You should send these certificates by registered mail, return receipt requested, and insure them for an amount sufficient to cover the bond premium that would be charged to replace the certificates if they were lost or destroyed.

22. IN WHOSE NAME WILL CERTIFICATES BE ISSUED?

         Accounts under the Plan are maintained in the name or names in which the account was opened. Consequently, certificates or book-entry registration for whole shares issued upon the request of participants will be issued in the same name(s).

SALE OF SHARES

23. CAN A PARTICIPANT DIRECT THAT SHARES HELD BY THE PLAN BE SOLD?

         Yes. You may sell all or some of your shares held in your account at any time by giving written instructions to the agent. The agent will make the sale as soon as practicable after it receives the request. If your account is in the name of more than one person, each individual whose name is on the account must execute the request to sell shares.

         If you sell or withdraw all of your shares from the Plan, your participation in the Plan will automatically terminate. To re-enroll in the Plan, you must follow the enrollment procedures and submit a new enrollment form. (See question 6 for how to enroll.) Shares held outside of the Plan may not be sold through the Plan.

24. HOW DO YOU SELL SHARES HELD IN THE PLAN?

         If the agent receives instructions on or after an ex-dividend date but before the related dividend payment date for the sale of

         (a)      all shares credited to your account, the agent will not
                                                                      ---
                  process the sale until after the dividend payment date;
                                         -----
                  the dividends on the shares will be reinvested on the dividend payment date, and the shares purchased with the dividends will be included in the shares sold;
         (b) less than all of your shares credited to your account, the agent will process the sale as soon as practicable, and the dividend on the shares that have been sold, as well as the dividend on the shares remaining in the account, will be reinvested on

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

                  the dividend payment date and the shares purchased will be credited to your account.

The ex-dividend date is two business days before the record date.

25. HOW IS THE SALES PRICE DETERMINED?

         The agent aggregates all requests to sell shares and then sells the total share amount on the open market. Shares are sold weekly. The sales price will not be known until the sale is completed and is based on the weighted average of all shares sold during the selling period. Following the sale and allowing for the settlement of the trade under the SEC's rules, a check will be issued payable to the account owner(s) for the net cash proceeds of the sale after a brokerage commission and administrative charge is deducted. (See question 10 on costs.) The agent has full discretion in all matters related to the sale, including the time of sale and sales price. You cannot specify a price or a time at which to sell your plan shares.

         You should be aware that the stock price may rise or fall during the period between the request for a sale, its receipt by the agent and the ultimate sale on the open market. Instructions sent to the agent to sell shares are irrevocable and may not be rescinded.

TRANSFER OF SHARES

26. MAY YOU ASSIGN OR TRANSFER ALL OR PART OF YOUR SHARES HELD IN THE PLAN TO ANOTHER PERSON?

         Yes. You may transfer the ownership of all or part of the shares held in your Plan account to another person, whether by gift, private sale or otherwise, at any time. You must submit a properly completed and executed stock assignment (stock power) to the agent. You may only transfer a whole number of shares, unless the transfer is to another participant in the Plan, in which case you may transfer any number of shares, including fractional shares. If you transfer all whole shares in your account and you do not instruct the agent to sell any fractional shares nor to terminate participation in the Plan, any remaining fractional share will remain in your account and dividends on the fractional shares and any optional cash payments will be invested in our common stock. If you instruct the agent to sell the fractional share, the agent will sell the fractional share and mail the proceeds (less any sales commission and handling charge) directly to you. (See question 10 for a discussion of costs.)

         You must include the names, address and tax identification number of the transferees as well as an executed stock assignment (stock power) with medallion signature guarantee. Your signature and the signatures of any co-owners on the assignment must correspond exactly with the names of the account.

         If the agent receives your instructions on or after an ex-dividend date but before the related dividend payment date for the transfer of

         (a) all shares credited to your Plan account, the agent will not process the transfer until after the dividend payment date. It will reinvest the dividends on the dividend payment date and include the shares purchased with the dividends in the shares transferred.
         (b) less than all of your shares credited to your Plan account, the agent will process the transfer as soon as practicable, reinvest the dividend on the shares remaining in your account on the dividend payment date, and credit the shares purchased to your account.

         The agent will issue a stock certificate for the shares transferred to the transferees and mail information pertaining to the Plan to the transferees, unless the transferees already participate in the Plan.

         You may not pledge shares credited to your account under the Plan as collateral. If you want to pledge your shares, you must request a certificate for the shares to be issued in your name.

TERMINATION

27. HOW DO YOU TERMINATE YOUR PARTICIPATION IN THE PLAN?

         You may terminate participation in the Plan by notifying the agent, in writing, that you want to terminate. Also, if you sell or withdraw all of your shares from the Plan, your participation in the Plan will automatically terminate.

28. WHEN DOES YOUR NOTICE OF TERMINATION BECOME EFFECTIVE?

         A notice of termination is normally effective when the agent receives it. However, if the agent receives the notice on or after an ex-dividend date and before the related cash dividend payment date, the notice will be effective after that dividend payment date. The agent will
                         -----
reinvest the dividends paid on the dividend payment date and any optional cash payment, credit your account with any shares purchased and then process the notice of termination.

         After your termination from the Plan, we will pay dividends in cash directly to you unless you elect to re-enroll in the Plan.

29. WHAT HAPPENS TO THE FULL SHARES AND ANY FRACTIONAL SHARE INTERESTS IN YOUR ACCOUNT WHEN YOU TERMINATE PARTICIPATION IN THE PLAN?

         When you terminate participation in the Plan, or if we terminate the Plan, a certificate for the number of whole shares in your account under the Plan will be issued and mailed to you. Alternatively, you may request that any full shares that you hold in the Plan be held for you in book-entry form through the direct registration system. The agent will mail to you a cash payment for any fractional share interest, less any sales commission and administrative charge. (See question 10 for costs.)

OTHER INFORMATION

30. WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND, DECLARE A STOCK SPLIT OR HAVE A RIGHTS OFFERING?

         Any shares distributed by us as a stock dividend on shares credited to your account, or upon any split of such shares, will be credited to your account and held by the agent for safekeeping. Stock dividends distributed on shares registered in your name that are not held by the agent under the Plan, as well as shares distributed on account of any split of such shares, will be mailed directly to you. In a rights offering, your entitlement will be based upon your total holdings, including shares credited to your account under the Plan. The agent will sell rights (except for any rights provided under any shareholder rights plan) applicable to shares credited to you under the Plan and credit the proceeds as an optional cash payment to purchase shares of common stock on the next purchase date.

31. HOW WILL YOUR SHARES BE VOTED AT SHAREHOLDER MEETINGS?

         We will mail you a proxy to vote all of your shares held in the Plan on the record date for the meeting. The shares will be voted in the manner you direct in the proxy. If you do not return the proxy or vote in person at the meeting, your shares will not be voted.

32. MAY THE PLAN BE CHANGED OR DISCONTINUED?

         We reserve the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, material modification or termination of the Plan will be sent to you. Termination of the Plan will have the same effect as if you had completely withdrawn from participation in the Plan.

33. WHO INTERPRETS AND REGULATES THE PLAN?

         We reserve the right to interpret and regulate the Plan, as it deems desirable or necessary. Neither we nor the agent, in administering the Plan, will be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising from (i) failure to terminate your account upon your death prior to the receipt of written notice of such death; (ii) the times and prices at which shares are purchased or sold for your account; or
(iii) fluctuations in the market price of our common shares.

         Neither we nor the agent can assure a profit or protect against a loss on the common stock purchased under the Plan.

TAX RESPONSIBILITY

34. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
PLAN?

         For federal income tax purposes, you must include as taxable income the amount of the cash dividend (before deduction of any required back-up withholding) that you would have received if you had not reinvested the dividend in our common stock. The information return (Form 1099-DIV) we send to you and the Internal Revenue Service at year-end will report the total amount of the dividends.

         The tax basis per share for shares of our common stock you acquire pursuant to the Plan is equal to the purchase price per share, plus any brokerage commission paid to the agent by us. Brokerage commissions paid by us on your behalf in acquiring the stock are treated as distributions subject to income tax in the same manner as dividends. The information return (Form 1099-DIV) we send to you and the Internal Revenue Service at year-end will include the brokerage commissions paid on your behalf during the year.

         Your holding period for shares of our common stock acquired pursuant to the Plan will begin on the day following the purchase of such shares.

         You will not recognize any taxable income when you request and receive certificates for whole shares credited to your account.

         You will recognize gain or loss when you sell or transfer shares in a taxable transaction and, in the case of a fractional share, when you receive a cash payment for a fraction of a share credited to your account upon termination of participation in the Plan. The amount of your gain or loss will be the difference between the amount you receive for the shares or fraction of a share and the tax basis of the shares or fraction of a share.

         The federal income tax discussion set forth above is included for general information only. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND THE SALE OR TRANSFER OF SHARES PURCHASED UNDER THE PLAN.

                               INDEMNIFICATION

         Missouri law generally provides that a Missouri corporation, such as The Laclede Group, may indemnify its directors, officers, employees and agent against liabilities and expenses they incur. In addition, our articles contain provisions regarding mandatory indemnification under specified conditions. In addition, we carry insurance on behalf of our directors and officers that may cover, among other things, liabilities under the Securities Act.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons as described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 VALIDITY OF THE LACLEDE GROUP COMMON STOCK

         The validity of our original issue shares of common stock to be purchased from us under the Plan has been passed upon by Mary C. Kullman, Chief Governance Officer. Ms. Kullman owns shares of common stock and holds options to purchase additional shares of common stock as well as shares of restricted stock.

                                   EXPERTS

         The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's annual report on Form 10-K for the year ended September 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Estimated expenses relative to the Common Stock being registered are as follows:

                  Registration fee                   $2,000
                  Printing                           $2,500
                  Accounting fees and expenses       $3,000
                  Miscellaneous                      $2,000
                                                     ------
                           Total                     $9,500

Item 15.  Indemnification of Officers and Directors

         Section 351.355 of The General and Business Corporation Law of Missouri provides as follows:

         351.355.1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

         6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

         8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

         9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

         10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         11. For purposes of this section, the term "OTHER ENTERPRISE" shall include employee benefit plans; the term "FINES" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "SERVING AT THE REQUEST OF THE CORPORATION" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         The Registrant's Articles provide that it shall indemnify each of its directors and officers to the full extent permitted by the Indemnification Statute and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the Indemnification Statute, or arising out of such person's status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

         The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Articles as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Articles with respect to claims that have arisen prior to such elimination or modification.

         The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

         The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant's Articles or Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16.  Exhibits

         Reference is made to the Exhibit Index.

Item 17.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of
                  the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in
                  the offering made by the undersigned registrant to the purchaser.


         (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on December 12, 2005.


                                        THE LACLEDE GROUP, INC.


                                    By: /s/ Douglas H. Yaeger
                                        Douglas H. Yaeger
                                        Chairman, President and Chief Executive
                                        Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name                                         Title                                 Date
            ----                                         -----                                 ----


         /s/ D. H. Yaeger                   Chairman of the Board, President,            December 12, 2005
--------------------------------            Chief Executive Officer and
         (D. H. Yaeger)                     Director
                                            (Principal Executive Officer)



                               *            Chief Financial Officer                      December 12, 2005
--------------------------------            (Principal Financial and Accounting
          (B. C. Cooper)                    Officer)


                               *            Director                                     December 12, 2005
--------------------------------
         (A. Donald)


                               *            Director                                     December 12, 2005
--------------------------------
         (H. Givens)


                               *            Director                                     December 12, 2005
--------------------------------
         (E. Glotzbach)

                                    II-7





                               *            Director                                     December 12, 2005
--------------------------------
         (W. S. Maritz)


                               *            Director                                     December 12, 2005
--------------------------------
         (W. E. Nasser)


                               *            Director                                     December 12, 2005
--------------------------------
         (J. P. Stupp, Jr.)


                               *            Director                                     December 12, 2005
--------------------------------
         (M. A. VanLokeren)


*By: /s/ Mary C. Kullman
     -------------------
     Mary C. Kullman
     Attorney-In-Fact

                                EXHIBIT INDEX

Exhibit
Number

4(a)* Articles of Incorporation of the Registrant (incorporated by reference to Appendix B to the Proxy Statement and Prospectus in
         Part I of the Registration Statement on Form S-4 of the Registrant (Reg. No. 333-48794 filed on October 27, 2000))

4(b)* Bylaws of the Registrant as amended (incorporated by reference to Exhibit 1 to Registrant's Form 8-K filed October 4, 2002, File No. 1-16681)

4(c)* Rights Agreement dated as of October 1, 2001; filed as Exhibit 4 to the Company's Form 8-A on September 6, 2001.

5        Opinion of Company Counsel as to legality

23(a)    Consent of Deloitte & Touche LLP

23(b)    Consent of Counsel (included in Exhibit 5)

24       Power of Attorney

*Incorporated by reference

                                    II-9